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EXHIBIT 21.  List of subsidiaries and partnerships of the Registrant.


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     SUBSIDIARY                STATE OR COUNTRY OF INCORPORATION ORGANIZATION
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
          100% Owned Entities

CMH Manufacturing, Inc.                                Tennessee
CMH Homes, Inc.                                        Tennessee
Vanderbilt Mortgage & Finance, Inc.                    Tennessee
Clayton-Vanderbilt, Inc.                               Arizona
Vanderbilt Property and Casualty Insurance Co., LTD    British Virgin Islands
CMH Insurance Agency, Inc.                             Tennessee
CABS, Inc.                                             Tennessee
CMH Parks, Inc.                                        Tennessee
JH Properties, Inc.  (1)                               Texas
CMH Capital, Inc.                                      Delaware



          50% to 99% Owned Entities

Blevins Mobile Homes, Inc.                             Tennessee
Clayton's - Tullahoma, Inc.                            Tennessee
Vanderbilt Life and Casualty Insurance Co., LTD        British Virgin Islands


(1) Owned 100% by CMH Parks, Inc.

      PARTNERSHIP
      -----------

          50% to 99% Owned Entities

Blevins Partnership                                 Tennessee
Clayton-Cambridge, J/V                              Tennessee
Redwood Partners Limited                            Colorado
Pine Lake West Associates Limited Partnership       Georgia
Clayton Heritage, J/V                               Tennessee
Southgate Mobile Home Park                          Tennessee
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